Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Susan Henderson
(717) 975-5809	(717) 730-7766

FOR IMMEDIATE RELEASE

Rite Aid Regains Full Compliance with NYSE Minimum Average Share Price Listing Standard

CAMP HILL, Pa. (May 1, 2019) — Rite Aid Corporation (NYSE: RAD) announced today that the New York Stock Exchange (NYSE) has notified the company that it is has regained full compliance with NYSE minimum average share price listing requirements.

Rite Aid received written notification on May 1, 2019 that it has regained compliance after the Company’s average stock price for the 30-trading days ended April 30, 2019 was above the NYSE’s minimum requirement of $1. The company, which has continued to trade on the NYSE, is now in compliance with all NYSE listing rules.

About Rite Aid Corporation

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with fiscal 2019 annual revenues of $21.6 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

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